Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VolitionRx Limited

Austin, TX

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated March 22, 2021, contained in this annual report on Form 10-K with respect to the consolidated financial statements of VolitionRx Limited, in its registration statements on Form S-3 (Registration Statement Nos. 333-195213, 333-227248, 333-227731 and 333-236335) and its registration statements on Form S-8 (Registration Statement Nos. 333-208512, 333-214118, 333-221054, 333-227565 and 333-236336).

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

March 22, 2021